UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K/A
                          AMENDMENT NO. 2
                -----------------------------------
                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934





  Date of Report (date of earliest event reported): JULY 20, 1997




                    Commission File No. 1-12575



                    UTAH MEDICAL PRODUCTS, INC.
       ----------------------------------------------------
      (Exact name of Registrant as specified in its charter)


                  UTAH                                      87-0342734
      ------------------------------                      -----------------
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)


                               7043 South 300 West
                               Midvale, Utah  84047
                      --------------------------------------
                      Address of principal executive offices


 Registrant's telephone number:      (801) 566-1200


(PAGE>

                   AMENDMENT NO. 2


 Utah Medical Products, Inc. ("UM" or the "Company") hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated July 20, 1997, as follows:

 Item 7.  Financial statements and exhibits

 Item 7(a): Financial statements of businesses acquired

 Columbia Medical, Inc. ("CMI") audited balance sheet as of December 31, 1996, and the related statements of income and retained earnings, and of cash flows for the year ended December 31, 1996 and related notes and report of independent auditors.

 CMI unaudited balance sheet as of June 30, 1997 and unaudited statements of income and retained earnings and of cash flows for the six month periods ended June 30, 1997 and 1996.

 Item 7(b): Pro forma financial information.

 Pro forma consolidated balance sheet of UM as of June 30, 1997 and pro forma consolidated statements of income for the year ended December 31, 1996 and the six month period ended June 30, 1997.



                          SIGNATURES


   Pursuant to the requirements of the Securities Exchanges Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 UTAH MEDICAL PRODUCTS, INC.
                                 Registrant



 Date: October 7, 1997           By: /s/ Kevin L. Cornwell
                                     CEO and CFO

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


      (a) The CMI audited balance sheet as of December 31, 1996 and the related statements of income and retained earnings and of cash flows for the year ended December 31, 1996, and the related notes and report of independent auditors, along with the CMI unaudited balance sheet as of June 30, 1997 and the unaudited statements of income and retained earnings and of cash flows for the six month periods ended June 30, 1997 and 1996 are included herein.

 INDEPENDENT AUDITORS' REPORT

 To the Board of Directors of
   Columbia Medical, Inc.:

 We have audited the accompanying balance sheet of Columbia Medical, Inc.(CMI) as of December 31, 1996, and the related statements of income and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of CMI's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation

 We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the financial position of CMI at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


 DELOITTE & TOUCHE LLP
 Salt Lake City, Utah
 August 22, 1997

COLUMBIA MEDICAL, INC.

BALANCE SHEETS

                                              JUNE 30, 1997 DECEMBER 31,
                                               (UNAUDITED)      1996
                                              ------------- -----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                        $860,268     $468,686
  Accounts receivable                               477,746      426,124
  Inventory                                         752,317      716,558
  Prepaid expenses and other current assets          20,475       48,030
  Deferred income taxes - current                    15,518       13,342
                                                  ---------    ---------

           Total current assets                   2,126,324    1,672,740

PROPERTY AND EQUIPMENT - Net                        397,889      457,381

DEFERRED INCOME TAXES - Long term                    12,395       12,395

OTHER ASSETS - Net                                    6,967        7,190
                                                  ---------    ---------

TOTAL                                            $2,543,575   $2,149,706
                                                  =========    =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                $  93,686    $  37,792
  Accrued expenses                                  108,130      101,466
  Income taxes payable                               93,773       12,195
  Current portion of long-term debt                  19,452       58,574
                                                  ---------    ---------

           Total current liabilities                315,041      210,027

LONG-TERM DEBT                                       10,204       11,798
                                                  ---------    ---------
           Total liabilities                        325,245      221,825
                                                  ---------    ---------
COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 100 shares
  authorized, issued, and outstanding                66,000       66,000
  Retained earnings                               2,152,330    1,861,881
                                                  ---------    ---------

           Total stockholders' equity             2,218,330    1,927,881
                                                  ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $2,543,575  $ 2,149,706
                                                  =========    =========



See notes to financial statements.

COLUMBIA MEDICAL, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                                 YEAR ENDED
                                      SIX MONTHS ENDED JUNE 30,   DECEMBER 31,
                                          1997        1996          1996
                                      -----------  ------------  ------------
                                      (UNAUDITED)  (UNAUDITED)

NET SALES                             $ 2,308,533  $ 1,898,144 $  3,953,669

COST OF SALES                           1,042,726      856,164    1,732,392
                                      -----------  -----------  -----------

GROSS PROFIT                            1,265,807    1,041,980    2,221,277

SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES                                751,476      707,047    1,614,418
                                      -----------  -----------  -----------

OPERATING INCOME                          514,331      334,933      606,859
                                      -----------  -----------  -----------

OTHER INCOME (EXPENSE):

  Interest expense                         (2,107)      (8,098)     (14,677)
  Loss on disposal of assets                              (341)        (341)
  Other, net                                9,328        8,926       20,132
                                      -----------  -----------  -----------

           Total other income - net         7,221          487        5,114
                                      -----------  -----------  -----------

INCOME BEFORE INCOME TAXES                521,552      335,420      611,973

PROVISION FOR INCOME TAXES                231,103      130,520      246,087
                                      -----------  -----------  -----------

NET INCOME                                290,449      204,900      365,886

RETAINED EARNINGS, Beginning of period  1,861,881    1,495,995    1,495,995
                                      -----------  -----------  -----------

RETAINED EARNINGS, End of period      $ 2,152,330  $ 1,700,895 $  1,861,881
                                      -----------  -----------  -----------


See notes to financial statements

COLUMBIA MEDICAL, INC.

STATEMENTS OF CASH FLOWS


                                               SIX MONTHS ENDED      YEAR ENDED
                                                   JUNE 30,         DECEMBER 31,
                                                 1997       1996        1996
                                             ----------- ---------- -----------
                                             (UNAUDITED) (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                 $  290,449  $  204,900 $  365,886
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                82,730      99,764    196,274
    Deferred income tax benefit                  (2,176)     (3,358)    (6,061)
    Loss on disposal of assets                                  341        341
    Changes in operating assets and liabilities:
      Accounts receivable                       (51,622)       (522)    17,491
      Inventory                                 (35,759)     70,470     82,271
      Prepaid expenses and other current assets  27,555      25,011      8,849
      Other assets                                  223        (343)       596
      Accounts payable                           55,894      27,602    (14,965)
      Accrued expenses                            6,664     (31,257)   (21,346)
      Income taxes payable                       81,578    (156,095)  (163,543)
                                              ---------   ---------  ---------

           Net cash provided by operating
             activities                         455,536     236,513    465,793

CASH FLOW FROM INVESTING ACTIVITIES -
  Purchase of property and equipment            (23,238)     (7,959)   (11,677)
                                              ---------   ---------  ---------

CASH FLOW FROM FINANCING ACTIVITIES -
  Payments on long-term debt                    (40,716)    (80,033)  (142,686)
                                              ---------   ---------  ---------

INCREASE IN CASH AND CASH EQUIVALENTS           391,582     148,521    311,430

CASH AND CASH EQUIVALENTS, Beginning of
period                                          468,686     157,256    157,256
                                              ---------   ---------  ---------
CASH AND CASH EQUIVALENTS, End of period      $ 860,268   $ 305,777  $ 468,686
                                              ---------   ---------  ---------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash paid during period for:

    Interest                                  $   2,107   $   8,098  $  14,677
                                              =========   =========  =========

    Income taxes                              $ 151,700   $ 289,974  $ 415,692
                                              =========   =========  =========


SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

Equipment was acquired for $18,269 during the six month period ended June
30, 1996 in exchange for a capital lease of $16,995 plus a credit of of $1,274 received for the trade-in of equipment.

See notes to financial statements.




COLUMBIA MEDICAL, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF BUSINESS - Columbia Medical, Inc. (CMI) was incorporated in the State of Oregon in 1984. CMI's primary business is the manufacture and sale of disposable medical devices used in the health care industry throughout the United States.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CARRYING VALUE OF LONG-TERM ASSETS - CMI evaluates the carrying value of long-term assets based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

   CASH AND CASH EQUIVALENTS - For financial reporting purposes, CMI considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   CONCENTRATION OF CREDIT RISK - CMI maintains bank accounts which may exceed depository insurance limits and therefore exposes CMI to credit risk. CMI restricts its cash deposits to financial institutions with high credit standing and which are members of the Federal Deposit Insurance Corporation.

   INVENTORY - Inventory consists of raw materials, work-in-process, and finished goods, which are valued at the lower of first-in, first-out cost or market.

   PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                             CATEGORY              USEFUL LIFE
                     Manufacturing equipment       5 - 7 years
                     Transportation equipment      3 - 5 years
                     Furniture and fixtures        5 - 7 years
                     Leasehold improvements        10 years

   INCOME TAXES - CMI recognizes deferred tax liabilities for the expected future tax consequences of temporary differences between the financial statement bases and the tax bases of CMI's assets and liabilities using the enacted tax rates in effect at year end.

   INTERIM FINANCIAL INFORMATION - In the opinion of management, the unaudited information presented as of June 30, 1997 and for the six month periods ended June 30, 1997 and 1996 reflect all adjustments, which consist of normal recurring adjustments, necessary for a fair presentation of the interim period financial statements. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.

2. INVENTORY
   Inventory consists of the following at December 31, 1996:

   Raw materials                                $  180,398
   Work in process                                 274,177
   Finished goods                                  261,983
                                                ----------
   Total                                        $  716,558
                                                ==========

3. PROPERTY AND EQUIPMENT

   Property and equipment consists of the following at December 31, 1996:

   Manufacturing equipment                     $ 1,244,794
   Transportation equipment                         16,008
   Furniture and equipment                         217,928
   Leasehold improvements                           49,961
                                                ----------
   Total                                         1,528,691
   Less accumulated depreciation                (1,071,310)
                                               -----------
   Total                                       $   457,381
                                               ===========

4. ACCRUED EXPENSES
   Accrued expenses consist of the following at December 31, 1996:

   Accrued commissions                          $   40,555
   Accrued payroll and related payroll taxes        39,687
   Accrued vacation                                 21,224
                                                ----------
   Total                                        $  101,466
                                                ==========



5. LONG-TERM DEBT

   Long-term debt consists of the following at December 31, 1996:

    Wells Fargo Bank, due in monthly payments of $3,998,
     including interest at 9.75% through November 1997;
     collateralized with machinery and equipment                $37,739

    Wells Fargo Bank, due in monthly payments of $2,652
     including interest at 9.75% through May 1997;
     collateralized with machinery                               12,826

    Wells Fargo Bank, due in monthly payments of $520,
     including interest at 9.5% through August 1997;
     collateralized with machinery                                5,129

  Obligations under capital lease (Note 6)                       14,678
                                                                -------

  Total                                                           70,372
  Less current portion                                           (58,574)
                                                                 -------

  Total                                                          $11,798
                                                                 =======

   Contractual maturities of long-term debt are as follows:

       Year ending December 31:

    1997                                       $  58,574
    1998                                           3,299
    1999                                           3,780
    2000                                           4,331
    2001                                             388
                                               ---------
      Total                                    $  70,372
                                               =========



6. COMMITMENTS

   As of December 31, 1996, CMI had an operating lease which relates to its office, manufacturing facility and warehouse in Redmond, Oregon. Total rental expense was approximately $90,000 for the year ended December 31, 1996.

   Assets under capital lease obligations, included with property at December 31, 1996, were as follows:

     Equipment                                $  23,690
     Less accumulated depreciation               (3,399)
                                              ---------

     Total                                    $  20,291
                                              =========



   At December 31, 1996, future minimum rental payments under capital and operating leases are as follows:


                                         OPERATING          CAPITAL
                                           LEASES            LEASE
                                         ---------          -------
Year ending December 31:
  1997                                    $ 80,964         $  4,711
  1998                                      80,964            4,711
  1999                                      33,735            4,711
  2000                                                        4,711
  2001                                                          393
                                         ---------         --------

Total                                    $ 195,663         $ 19,237
                                         =========

Less amount representing interest at
13.7%                                                        (4,559)
                                                           --------

Present value of future minimum
capital lease obligations                                    14,678
  (Note 5)
Current portion                                              (2,880)
                                                           --------

  Total                                                     $11,798
                                                           ========



7. INCOME TAXES
   Income tax expense (benefit) consists of the following at December 31, 1996:

    Current:
      Federal                                                  $208,971
      State                                                      43,177

    Deferred:
      Federal                                                    (5,228)
      State                                                        (833)
                                                               --------
    Total                                                      $246,087

   Computed "expected" income taxes on income for financial reporting purposes are reconciled to income tax expense as follows:

   Federal income tax expense at the statutory rate (34%)    $  214,407
   State income taxes, net of federal benefit                    27,948
   Other                                                          3,732
                                                             ----------
   Income tax expense                                        $  246,087

   The components of the deferred tax assets are as follows at December 31, 1996

   Current Deferred Tax Asset:

    Accrued vacation                                          $   8,617
    Inventory reserve                                             3,673
    Other                                                         1,052
                                                              ---------
      Total                                                   $  13,342
                                                              ---------


Long-Term Deferred Tax Asset - Difference in tax basis
 of property and equipment                                    $  12,395
                                                              ---------





8. SUBSEQUENT EVENT
   On July 20, 1997, CMI entered into a Stock Purchase Agreement with Utah Medical Products, Inc. (UM) whereby UM purchased all of the common stock of CMI.

                              * * * * * *

(b) The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1997 and unaudited pro forma statements of income for the year ended December 31, 1996 and the six month period ended June 30, 1997 are presented to reflect the acquisition of all of the outstanding common shares of CMI by UM (the "Acquisition") for a purchase price of $8.16 million, including consideration for patents rights and non-competition agreements. The Acquisition was effected pursuant to a Stock Purchase Agreement, dated as of July 20, 1997. The Acquisition was accounted for using the "purchase" method of accounting. The accompanying unaudited pro forma financial statements reflect the effects of a preliminary allocation of the purchase price.

The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the respective companies' historical consolidated financial statements and notes thereto. The unaudited pro forma consolidated financial statements are presented for information purposes only and are not necessarily indicative of actual results, nor do they purport to represent results of future operations of the merged companies.

The pro forma consolidated balance sheet assumes the Acquisition occurred on June 30, 1997. The pro forma consolidated statements of income present UM's historical consolidated statements of income for the year ended December 31, 1996 and the six months ended June 30, 1997, along with CMI's statements of income for the same periods adjusted to give effect to the Acquisition as if the Acquisition had occurred on January 1, 1996. Unaudited pro forma consolidated financial information presented herein reflects adjustments for
(i) the estimated allocation of the purchase price to the fair value of assets acquired, including goodwill, and liabilities assumed, and (ii) the effect of recurring charges related to the Acquisition, primarily the amortization of goodwill, recording of interest expense on borrowings to finance the Acquisition and the increase in depreciation expense due to the write-up to fair value of fixed assets.

The amount of the purchase price is subject to post-closing adjustments based on certain indemnities from CMI's prior owners.

The preliminary allocation of the purchase price resulted in approximately $5.0 million in goodwill. The actual amount of goodwill recorded may vary based upon the final purchase price allocation resulting from completion of the merger plan and asset valuations. Changes in goodwill and the related amortization expense resulting from these activities may be material.



UTAH MEDICAL PRODUCTS, INC. AND
SUBSIDIARY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1997



                             UTAH MEDICAL
                              PRODUCTS,                                     PRO FORMA
                             INC., AND       COLUMBIA      PURCHASE         ADJUSTED
                              SUBSIDIARY    MEDICAL,INC. ADJUSTMENTS NOTES  BALANCE
ASSETS                      ------------    ----------   ----------- ----- -----------
CURRENT ASSETS:
  Cash and cash equivalents  $2,439,956     $  860,268  $(2,160,000)  (C)  $1,140,224
  Accounts receivable         3,804,856        477,746                      4,282,602
  Inventory                   6,389,444        752,317       52,000   (D)   7,193,761
  Other                         925,376         35,993                        961,369
                             ----------     ----------  -----------        ----------

       Total current assets  13,559,632      2,126,324   (2,108,000)       13,577,956

PROPERTY AND EQUIPMENT - Net 13,170,250        397,889      660,000    (E) 14,228,139


OTHER ASSETS:

  Intangible assets - net       900,757                     250,000    (F)  1,150,757
  Goodwill                                                4,979,670    (G)  4,979,670
  Other                                         19,362                         19,362
                             ----------     ----------  -----------        ----------


TOTAL                       $27,630,639     $2,543,575   $3,781,670       $33,955,884
                             ----------     ----------  -----------        ----------


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable           $1,684,560     $   93,686                     $1,778,246
  Accrued expenses            1,617,176        201,903                      1,819,079
  Other                          85,600         19,452                        105,052
                             ----------     ----------  -----------        ----------

   Total current liabilities  3,387,336        315,041                      3,702,377

LONG-TERM DEBT                2,150,000  (B)    10,204   $6,000,000    (H)  8,160,204

OTHER LONG-TERM LIABILITIES     509,395                                       509,395
                             ----------     ----------  -----------        ----------

     Total liabilities        6,046,731        325,245    6,000,000        12,371,976




STOCKHOLDERS' EQUITY         21,583,908      2,218,330   (2,218,330)  (I)  21,583,908
                             ----------     ----------  -----------        ----------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY       $27,630,639     $2,543,575   $3,781,670       $33,955,884
                             ----------     ----------  -----------        ----------


See notes to the unaudited pro forma consolidated financial statements.




UTAH MEDICAL PRODUCTS, INC. AND
SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996



                            UTAH MEDICAL
                              PRODUCTS,                                      PRO FORMA
                             INC., AND       COLUMBIA      PURCHASE          ADJUSTED
                             SUBSIDIARY     MEDICAL,INC. ADJUSTMENTS NOTES   BALANCE
                            ------------    ----------   ----------- ----- -----------

NET SALES                   $38,672,632     $3,953,669                    $42,626,301

COST OF SALES                19,549,252      1,732,392     $ 59,596    (J) 21,341,240
                            -----------     ----------     --------       -----------

GROSS PROFIT                 19,123,380      2,221,277     (59,596)        21,285,061
                            -----------     ----------     --------       -----------

EXPENSES:

  Selling, general, and
   administrative             7,056,657      1,583,014                      8,639,671
  Depreciation and
   amortization                 257,328         31,404     359,924    (J)     648,656
                            -----------     ----------     --------       -----------
           Total              7,313,985      1,614,418     359,924          9,288,327
                            -----------     ----------     --------       -----------

OPERATING INCOME             11,809,395        606,859    (419,520)        11,996,734

OTHER INCOME                  1,834,337          5,114    (427,200)   (K)   1,412,251
                            -----------     ----------     --------       -----------

INCOME BEFORE TAXES          13,643,732        611,973    (846,720)        13,408,985

PROVISION FOR INCOME TAXES    4,889,841        246,087    (153,792)   (L)   4,982,136
                            -----------     ----------     --------       -----------

NET INCOME                   $8,753,891       $365,886   $(692,928)        $8,426,849
                            -----------     ----------     --------       -----------

EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE    $     0.93                                    $     0.89
                             ----------                                    ----------

EARNINGS PER COMMON SHARE
  ASSUMING FULL DILUTION     $     0.93                                    $     0.89
                             ----------                                    ----------

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES             9,451,581                                     9,451,581
                             ----------                                    ----------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES ASSUMING
FULL DILUTION                 9,451,581                                     9,451,581
                             ----------                                    ----------


See notes to the unaudited pro forma
consolidated financial statements.





UTAH MEDICAL PRODUCTS, INC. AND SUBSIDIARY
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 1997

                            UTAH MEDICAL
                              PRODUCTS,                                     PRO FORMA
                             INC., AND       COLUMBIA      PURCHASE         ADJUSTED
                             SUBSIDIARY     MEDICAL,INC. ADJUSTMENTS NOTES  BALANCE
                            ------------    ----------   ----------- ----- -----------

NET SALES                   $10,273,971    $ 2,308,533                    $12,582,504

COST OF SALES                 4,895,164      1,042,726    $ 42,740    (J)   5,980,630
                             ----------    -----------    --------        -----------

GROSS PROFIT                  5,378,807      1,265,807     (42,740)         6,601,874
                             ----------    -----------    --------        -----------

EXPENSES:
  Selling, general, and
    administrative            3,065,445        738,239                      3,803,684
  Depreciation and
   amortization                 137,740         13,237     182,427            333,404
                             ----------    -----------    --------        -----------
           Total              3,203,185        751,476     182,427          4,137,088
                             ----------    -----------    --------        ------------

OPERATING INCOME              2,175,622        514,331    (225,167)         2,464,786

OTHER INCOME                    821,901          7,221    (213,600)   (K)     615,522
                             ----------    -----------    --------        -----------

INCOME BEFORE TAXES           2,997,523        521,552    (438,767)         3,080,308

PROVISION FOR INCOME
  TAXES                       1,062,153        231,103     (76,896)   (L)   1,216,360
                             ----------    -----------    --------        -----------


NET INCOME                   $1,935,370      $ 290,449   $(361,871)        $1,863,948
                             ----------    -----------    --------        -----------


EARNINGS PER COMMON AND
  COMMON EQUIVALENT
  SHARE                      $     0.22                                      $   0.22
                             ----------                                   -----------

EARNINGS PER COMMON SHARE
  ASSUMING FULL DILUTION     $     0.22                                    $     0.22
                             ----------                                   -----------
WEIGHTED AVERAGE NUMBER
  OF COMMON AND COMMON
  EQUIVALENT SHARES           8,612,269                                     8,612,269
                             ----------                                   -----------
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  ASSUMING FULL DILUTION      8,612,269                                     8,612,269
                             ----------                                   -----------



See notes to the unaudited pro forma consolidated financial statements.



UTAH MEDICAL PRODUCTS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

 (A) The unaudited pro forma balance sheet as of June 30, 1997 reflects the adjustments necessary to record the Acquisition as though it had occurred on June 30, 1997.

      The unaudited pro forma consolidated statements of income for the year ended December 31, 1996 and for the six month period ended June 30, 1997 have been prepared assuming the Acquisition had occurred January 1, 1996 and reflect the effects of certain adjustments to the historical consolidated financial statements that result from the Acquisition of CMI by UM.

      Based upon the terms of the Acquisition, the transaction is accounted for as a purchase of CMI by UM for financial reporting and accounting purposes. Accordingly, UM revalued the basis of CMI's acquired assets and
      assumed liabilities to fair value.   The purchase price of CMI is equal
      to the cash paid to the previous shareholders of CMI, including consideration for patent rights and non-competition agreements. The difference between the purchase price and the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed is recorded as goodwill which will be amortized over a period of 15 years. The amount of the purchase price is subject to post-closing adjustments based on certain indemnities from CMI's prior owners. The preliminary allocation of the purchase price is subject to adjustments resulting from final asset valuations. The preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed is as follows:


        Purchase price                           $8,160,000
        Fair value of assets acquired            (3,505,600)
        Liabilities assumed                         325,200
                                                 ----------

        Cost in excess of net assets
         acquired                                $4,979,600
                                                 ==========


  THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1997 GIVES EFFECT TO THE FOLLOWING PRO FORMA ADJUSTMENTS:

 (B) Amount was previously reported by UM on Form 10-Q for quarter ended June 30, 1997 as a current liability. Amount borrowed under UM's revolving line of credit is due in March 1999 and has been reclassified as a long-term obligation.

  (C) Represents cash used in the purchase of CMI.

  (D) Represents the write-up of finished goods inventory to its estimated selling price less the estimated disposal and selling costs of such inventory as of the Acquisition date.

  (E) Represents the write-up of property and equipment to their estimated fair values as of the Acquisition date.

  (F) Represents $200,000 of patents and $50,000 of non-compete agreements acquired in connection with the Acquisition. The patents will be amortized over a period of 15 years and the non-compete agreements will be amortized over the lives of the agreements.

  (G) Represents goodwill resulting from the Acquisition which will be amortized over a period of 15 years.

  (H) Represents borrowings under UM's revolving line of credit used to finance the Acquisition.

  (I) Represents the elimination of CMI's common stock and retained earnings as of the Acquisition date.

 THE UNAUDITED PRO FORMA STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 GIVE EFFECT TO THE FOLLOWING PRO FORMA ADJUSTMENTS:

  (J) Represents the following for both the year ended December 31, 1996 and for the six months ended June 30,1997: (i) an increase in amortization expense of goodwill and patents, calculated as of January 1, 1996 over an estimated useful life of 15 years and (ii) an increase in depreciation expense resulting from the write-up of property and equipment to fair value. The net adjustment is computed approximately as follows:


                                                         1996        1997
                                                      ---------    --------
       Increase in goodwill amortization               $332,000    $166,000
       Increase in patent and non-compete agreement
        amortization                                     16,600       8,300
       Increase in depreciation expense                  70,900      50,900
                                                       --------    --------

      Net adjustment                                  $ 419,500   $ 225,200
                                                      =========   =========


  (K) Represents an increase in total interest expense related to debt acquired to finance the Acquisition calculated as additional borrowings of $6 million multiplied by the actual interest rate on the revolving line of credit on July 20, 1997 of 7.12%.



  (L) Represents the estimated income tax benefit of the taxable purchase adjustments using an estimated effective tax rate of 36%.